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                                                                   Exhibit 10.23


                     PARTNERSHIP INTEREST PURCHASE AGREEMENT

      THIS PARTNERSHIP INTEREST PURCHASE AGREEMENT (this "PURCHASE AGREEMENT") is made and entered into this 3rd day of August, 2001 (the "EFFECTIVE DATE"), by and between MADEIRA-RMC L.P., a New York limited partnership (the "Partnership"), MADEIRA MANAGEMENT COMPANY, INC., a Delaware corporation ("MADEIRA"), MERLOT MANAGEMENT COMPANY, INC., a Delaware corporation ("MERLOT") (Madeira and Merlot are collectively referred to herein as the "SELLERS"), ROBERT MARTIN COMPANY, LLC, a New York limited liability company, f/k/a Robert Martin Company, a New York general partnership ("RMC"), and RMC as agent for 5/6 Skyline Realty L.L.C., a New York limited liability company ("PURCHASER").

      WHEREAS, the Partnership is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of New York;

      WHEREAS, the Partnership owns certain real property located in Westchester County, New York, commonly known as No. 5 and No. 6 Skyline Drive, Mid-Westchester Executive Park, Westchester, New York, as more fully described in EXHIBIT A attached hereto and made a part hereof;

      WHEREAS, Merlot owns a forty-nine and seven tenths percent (49.7%) general partnership interest and Madeira owns a twenty and three tenths percent (20.3%) general partnership interest and RMC owns a thirty percent (30%) limited partnership interest in the Partnership;

      WHEREAS, the partners in the Partnership are implementing the buy/sell provisions of section 8.01 of the Partnership's Amended and Restated Agreement of Limited Partnership dated as of September 1, 1994 (the "Partnership Agreement") pursuant to the terms of this Agreement;

      WHEREAS, Madeira and Merlot have initiated the buy/sell provisions by sending a Purchase Offer (as defined in the Partnership Agreement) dated March 8, 2001 (the "Offer Date") to RMC, and the parties have thereafter determined that Madeira and Merlot are the Sellers and RMC, as agent for 5/6 Skyline Realty L.L.C., is the Purchaser;

      WHEREAS, Purchaser desires to purchase from Sellers, and Sellers desire to sell to Purchaser, all of Sellers' rights, title, and interest in the Partnership (the "INTEREST"); and

      WHEREAS, the purchase of the Interest by Purchaser shall occur in accordance with the terms and conditions specified herein.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



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        1. PURCHASE AND SALE OF INTEREST.

              a. Upon the terms and conditions hereinafter set forth, Sellers agree to sell, grant and convey, and Purchaser agrees to purchase and accept, the Interest (as defined in the Recitals to this Purchase Agreement) for the amount set forth below, free and clear of all liens, charges, restrictions, encumbrances and security interests of any kind. After the purchase of the Interest, RMC and Purchaser shall collectively hold one hundred percent (100%) of the partnership interests in the Partnership.

              b. The net purchase price for the Interest following the payment of Partnership debts and obligations and subject to adjustments and prorations as provided for herein shall be Five Million Seven Hundred Seventy-Three Thousand, Eight Hundred Thirty-One and 70/100 Dollars ($5,773,831.70) (the "PURCHASE PRICE") in cash, by bank wire transfer of immediately available federal funds. The methodology for determining the Purchase Price is attached hereto as EXHIBIT B.

              c. Sellers acknowledge that Purchaser is acquiring the Interest to own, as of the Closing, the following (collectively, the "PROPERTY"):

               (i) that certain real property located in Westchester County, New York, commonly known as No. 5 and No. 6 Skyline Drive, Mid-Westchester Executive Park, Westchester, New York, as more fully described in EXHIBIT A attached hereto and made a part hereof (hereinafter referred to as the "LAND"), together with all improvements situated thereon (the "IMPROVEMENTS"), all fixtures used in the operation of the Land or the Improvements, and all other appurtenances to the Land;

               (ii) all personal property located on the Land and all supplies and inventory and replacements thereof now or hereafter affixed to and/or located at the Land and used in connection with the ownership, management, operation, maintenance or repair of the Land and the Improvements (collectively, the "PERSONAL PROPERTY"); and

               (iii) all intangible property relating to the Land, Improvements or the Personal Property, including, without limitation, the following (collectively, the "INTANGIBLE PROPERTY"): (A) all contracts and agreements, documents and instruments, including, without limitation, all leasing, service, warranty, guaranty, management, supply, employment, and maintenance agreements relating to, or required in connection with, the full use, operation, occupancy, ownership and enjoyment of the Land, the Improvements or the Personal Property or the business operations of the Partnership (collectively, the "AGREEMENTS"); (B) all certificates, permits, licenses, approvals or other authorizations required in connection with the ownership, use, operation or maintenance of the Land, the Improvements or the Personal Property or the business operations of the Partnership, and any future development or redevelopment thereof, from any governmental or quasi-governmental authority having jurisdiction over the Land or the Partnership (collectively, the "PERMITS AND LICENSES"); and (C) all right, title and interest in all warranties, plans and specifications for the Improvements and all tenant spaces, trade names, and development rights related to the business operations of the Partnership, the Land, the Improvements or the Personal Property.



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        2. INDEBTEDNESS OF THE PARTNERSHIP.

              a. The Partnership is indebted to Madeira and Merlot in the principal amount of Six Million Two Hundred Sixty Thousand, Four Hundred Thirty-Four and no/100 Dollars ($6,260,434) together with interest thereon in the amount of Two Hundred Thirty-One Thousand Two Hundred Thirty-Five and no/100 Dollars ($231,235) as of the Closing Date (the "Partnership Indebtedness").

              b. Thereafter, at Closing Purchaser shall pay on behalf of the Partnership any Partnership Indebtedness. Such payments shall be made 71% to Merlot and 29% to Madeira.

        3. INDEBTEDNESS OF RMC.

              a. RMC is indebted to Madeira and Merlot in the principal amount of Eight Hundred Fifty-Four Thousand, Four Hundred Ninety-Six and no/100 Dollars ($854,496) together with interest thereon in the amount of Eight Hundred Forty-Seven Thousand, Eight Hundred Seventy-Eight and no/100 Dollars ($847,878) as of the Closing Date (the "RMC Indebtedness").

              b. At Closing (as defined below), Purchaser shall pay the RMC Indebtedness to Madeira and Merlot in cash, wire transfer or other readily available funds. Such payments shall be made 71% to Merlot and 29% to Madeira.

        4. CLOSING DATE. The date on which the Closing shall occur (the "CLOSING DATE") shall be August 2, 2001.

        5. CONDITIONS TO CLOSING.

              a. Purchaser's obligation to consummate the transactions contemplated by this Purchase Agreement is subject to the following conditions:

                     (i) The representations and warranties of Sellers contained in this Agreement shall be true and correct on, and as of, the Closing Date, in all material respects, as though such representations and warranties were made on, and as of, such date.

                     (ii) From the Effective Date until the time of the Closing, there shall not have occurred any material and adverse change in the physical condition of the Property, except: (A) those changes caused by ordinary wear and tear; or (B) as caused directly or indirectly by any act or omission of Purchaser or its representatives, agents or employees.

                     (iii) Since the Effective Date, the operations of the
              Partnership shall have been carried out in the ordinary course of business and there shall not have occurred:

                            (1) any material and adverse change in the condition (financial or otherwise) or in the overall business of the Partnership;

                            (2) any material increase in the liabilities of the Partnership from



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                                   those liabilities listed or otherwise
                                   disclosed in the financial statements of the Partnership for the year ended December 31, 2000 (the "Financial Statements"), other than those contemplated by this Agreement; and

                            (3) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Partnership.

                     (iv) Sellers shall have performed and complied with all of the terms, covenants, conditions and obligations of this Purchase Agreement, including, without limitation, the delivery requirements of Section 9(f) herein.

              b. Sellers' obligations to consummate the transactions contemplated by this Purchase Agreement are subject to the following conditions:

                     (i) The representations and warranties of Purchaser
              contained in this Agreement shall be true and correct on, and as of, the Closing Date, in all material respects, as though such representations and warranties were made on, and as of, such date.

                     (ii) Purchaser shall have performed and complied with all
              of the terms, covenants, conditions and obligations of this Purchase Agreement, including without limitation, the delivery requirements of Section 9(e) herein.

                     (iii) Closing of the Debt Capitalization and Liquidating
              Distribution Agreement of even date herewith among Michaelson-RMC L.P., Michaelson Management Company, Inc., Michelin Management Company, Inc., RMC, and La Reserve Apartment-Hotel Corp.

                     (iv) Satisfaction of the RMC Indebtedness and evidence
              representing same.

                     (v) Satisfaction of the Partnership Indebtedness and
              evidence representing same.

              c. Purchaser may waive in writing any condition set forth in Paragraph 5(a) and Sellers may waive in writing any condition set forth in Paragraph 5(b) and require the other to effect the Closing pursuant to Paragraph 9.

      6. MUTUAL REPRESENTATIONS AND WARRANTIES. Sellers, RMC and Purchaser, respectively, hereby represent and warrant to the others that the following are true, accurate and complete as of the Effective Date and shall be true, accurate and complete as of the Closing Date:

              a. Each of the Sellers, RMC and Purchaser, respectively, has the full legal power and authority to enter into and perform this Purchase Agreement in accordance with its terms. The execution and delivery of this Purchase Agreement and the performance by each of the Sellers, RMC and



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Purchaser, respectively, of its obligations hereunder requires no further action or approval by either of the Sellers, RMC or Purchaser or any other person or entity. This Purchase Agreement is the binding obligation of each of Sellers, RMC and Purchaser.

              b. The execution, delivery and performance of this Purchase Agreement and all documents in connection therewith are not in contravention of or in conflict with any deed of trust, agreement or undertaking to which either of the Sellers, RMC or Purchaser, respectively, is a party or by which either of the Sellers, RMC or Purchaser, respectively, or any of their respective property or assets, including the Property and the Interest, may be bound or affected.

      7. SELLERS' REPRESENTATIONS AND WARRANTIES. Sellers hereby represent and warrant to the Purchaser that the following are true, accurate and complete as of the Effective Date and shall be true, accurate and complete as of the Closing
Date:

              a. No bankruptcy, insolvency, rearrangement or similar action or proceeding, whether voluntary or involuntary, is pending or, to the best of either Seller's knowledge, threatened against either Seller.

              b. Each Seller is the owner of its Interest and has not pledged, sold, transferred or hypothecated its Interest except as provided herein.

              c. There is no action, claim, demand, litigation, proceeding or governmental investigation, at law or in equity, pending or, to the best of either Seller's knowledge, threatened against or related to the Property or the Partnership.

      8. DAMAGE, DESTRUCTION AND CONDEMNATION. In the event of any fire or other casualty costing more than Three Million Dollars to repair or in the event any condemnation proceedings are instituted with respect to all or more than 25% of the rentable area of the Property prior to the Closing, Purchaser shall have the right to terminate this Purchase Agreement by written notice to either of the Sellers no later than the date that is fifteen (15) days after notice of such event. The Closing Date shall, if necessary, be extended to coincide with the expiration of such fifteen (15) day period.

      9. CLOSING.

              a. The Closing (the "CLOSING") shall be held on the Closing Date in the offices of UBS Realty Investors LLC, 10 East 50th Street, New York, New York, or at any other location mutually acceptable to the parties hereto.

              b. At the Closing, the parties shall apportion the real estate taxes, utilities, rents and other expenses incurred or income received from the Property as of the Closing Date in an equitable manner. Such taxes, utilities, rents, other expenses shall be treated as a separate line item on the settlement sheet at Closing and shall be netted together and satisfied by a separate payment by either the Seller or Purchaser whichever of them shall be determined to have a net payment obligation to the other hereunder. Rents received from tenants of the Property after Closing shall be applied first to rent due during the then current month and then to any rent accrued and unpaid as of the Closing in which case



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70% of such rents shall be paid to Sellers and the balance to Purchaser. Any transfer taxes, shall be paid by Sellers. RMC shall prepare and file any transfer tax returns required to be filed, and Sellers shall duly and timely execute any such returns, in respect of the purchase hereunder.

              c. At the Closing, Purchaser shall pay to Sellers the Purchase Price and the RMC Indebtedness.

              d. At the Closing, the Partnership shall pay to Sellers the Partnership Indebtedness.

              e. At the Closing, Purchaser shall execute and deliver to Sellers, in form and substance reasonably satisfactory to Sellers' counsel, the following:

                     (i) Certificate of dissolution of the Partnership.

                     (ii) Notices to tenants and service providers of the
              Property regarding the change in ownership of the Property reasonably acceptable to the parties.

                     (iii) Such other documents, forms, and other items as may
              be requested by Sellers or their counsel and as may be reasonably and customarily required to close similar transactions.

              f. At the Closing, Sellers shall execute and deliver, or cause the Partnership to execute and deliver, to Purchaser, in form and substance reasonably satisfactory to Purchaser's counsel, the following:

                     (i) Instructions to the Partnership to register on the
              Partnership's books and records the transfer of the Interest from Sellers to Purchaser.

                     (ii) FIRPTA affidavit.

                     (iii) Such other documents, forms and other items as may be requested by Purchaser or its counsel and may be reasonably and customarily required to close similar transactions.

                     (iv) The originals of all notes duly marked "paid in full"
              or other language of similar import in respect of the Partnership Indebtedness and RMC Indebtedness and/or such other evidence of satisfaction of the Partnership Indebtedness and RMC Indebtedness as Purchaser may reasonably request.

              g. As soon as practicable after Closing, Purchaser shall execute and deliver to Sellers, in form and substance reasonably satisfactory to Sellers' counsel, a final accounting of all activities of the Partnership as of the Closing Date and Sellers' share of all such activities and the parties shall reprorate, if necessary, the closing adjustments to reflect final accounting of the property for 2001.


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      10. INDEMNITY.

              a. Sellers and Purchaser shall indemnify, defend and hold the other harmless from and against, and shall reimburse the other with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs, whether suit is instituted or not), asserted against or actually incurred by the indemnified party by reason of or arising out of the discovery following the Closing of the breach or material misstatement by the indemnifying party of any representation, warranty or covenant contained in this Purchase Agreement.

              b. RMC and Purchaser shall indemnify, defend and hold Sellers harmless from and against, and shall reimburse the Sellers with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs, whether suit is instituted or not), asserted against or actually incurred by the indemnified parties after the Closing Date by reason of or arising out of the acts or omissions of the Partnership or otherwise relating to the Partnership after the Closing Date or the Property after the Closing Date.

              c. Subject to the last sentence of this section, Sellers shall indemnify, defend and hold RMC and Purchaser harmless from and against, and shall reimburse RMC and Purchaser with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs, whether suit is instituted or not), asserted against or actually incurred by the indemnified parties after the Closing Date by reason of or arising out of the acts or omissions of the Partnership or otherwise relating to the Partnership prior to the Closing Date or the Property prior to the Closing Date. In the event of a third party claim against the Partnership arising out of circumstances occurring prior to the Closing Date and the Purchaser pays or compromises such claim, Sellers shall be responsible to Purchaser for such costs on a 70 to 30 basis with RMC's liability capped at $760,445.

              d. The indemnified party must give the indemnifying party notice of the indemnified claim within one year from the Closing in order to avail itself of the remedies provided in this section.

      11. PRE-CLOSING REMEDIES.

              a. In the event of a breach or threatened breach of this Agreement by either party, the non-breaching party shall have all rights and remedies that may be available at law or equity or the Partnership Agreement.

      12. BROKERAGE.

              a. Except as otherwise disclosed in writing to Purchaser, Sellers warrant to Purchaser and RMC that no broker is entitled to any brokerage commission or fee arising out of this transaction, and Sellers shall indemnify, hold and defend Purchaser and RMC harmless against any losses, liabilities, expenses and claims resulting from a breach of the foregoing warranty.

              b. Except as otherwise disclosed in writing to Sellers, Purchaser and RMC warrant to Sellers that no broker is entitled to any brokerage commission or fee arising out of this transaction, and



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Purchaser and RMC shall indemnify, hold and defend Sellers harmless against any losses, liabilities, expenses and claims resulting from a breach of the foregoing warranty.

      13. GENERAL PROVISIONS.

              a. The terms and conditions of this Purchase Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors, permitted assigns and legal representatives.

              b. The parties agree to take such further actions and to cause the Partnership to take such actions as may be necessary in order to consummate the transactions contemplated by this Purchase Agreement.

              c. The representations, warranties and indemnities of Sellers contained in this Purchase Agreement or in any instrument, document or agreement delivered by Sellers pursuant hereto shall survive the consummation of the transfer of the Interest, and shall not be merged therein.

              d. Any notice required or permitted hereunder shall be deemed to have been received either: (i) when delivered by hand to Purchaser or one of the Sellers as evidenced by a signed receipt therefor; or (ii) when delivered by the United States postal service, postage prepaid, or by a recognized commercial air or local courier service, addressed as follows (or addressed in such other manner as the party being notified shall have requested by such written notice to the other party), except that refusal to accept delivery of notice shall be deemed to be receipt hereunder:

              If to Madeira or Merlot:

              c/o UBS Realty Investors LLC
              10 East 50th Street, 15th floor
              New York, New York 10022
              Attn:  Scott M. Dalrymple

with a copy (which copy shall not constitute notice) to:

              Patton Boggs LLP
              2550 M Street, NW
              Washington, D.C. 20037
              Attn:  Ross E. Eichberg, Esq.

              If to RMC:

              Robert Martin Company, LLC
              100 Clearbrook Road
              Elmsford, NY  10523
              Attn:  Martin S. Berger



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              with a copy (which copy shall not constitute notice) to:

              Robert Martin Company, LLC
              100 Clearbrook Road
              Elmsford, NY  10523
              Attn:  Lloyd Roos

              e. This Purchase Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and otherwise supersedes all prior agreements or undertakings with respect to each and every provision of this Purchase Agreement.

              f. In the event that any one or more of the provisions contained in this Purchase Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Purchase Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

              g. Any paragraph heading contained in this Purchase Agreement shall be for convenience of reference only and shall not affect the construction or interpretation of any provision of this Purchase Agreement.

              h. No failure by Purchaser, Sellers or the Partnership to insist upon the strict performance of any term of this Purchase Agreement shall constitute a waiver of any such breach or any subsequent breach of any such term. No term of this Purchase Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No waiver of any breach shall affect or alter this Purchase Agreement, but each and every term of this Purchase Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

              i. This Purchase Agreement shall be governed by and construed according to the laws of the State of New York.

              j. This Purchase Agreement may not be assigned without the express written consent of the other party, provided, however, that Purchaser shall have the right, after notice and without the consent of Sellers, to assign his interest in the Purchase Agreement to an entity controlled by Purchaser or to a trust benefiting members of Purchaser's family.


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      IN WITNESS WHEREOF, the parties hereto have executed this Purchase
Agreement under seal as of the date first written above.

MADEIRA-RMC L.P.

BY:      MADEIRA MANAGEMENT COMPANY, INC.,
         its managing general partner

         By: /s/  Stephen J. Spey             (Seal)
            ---------------------------------
         Name:    Stephen J. Spey
            ---------------------------------
         Its:     Vice President
            ---------------------------------

MADEIRA MANAGEMENT COMPANY, INC.


         By: /s/  Stephen J. Spey             (Seal)
            ---------------------------------
         Name:    Stephen J. Spey
            ---------------------------------
         Its:     Vice President
            ---------------------------------



MERLOT MANAGEMENT COMPANY, INC.



         By: /s/  Stephen J. Spey             (Seal)
            ---------------------------------
         Name:    Stephen J. Spey
            ---------------------------------
         Its:     Vice President
            ---------------------------------


ROBERT MARTIN COMPANY, LLC                   ROBERT MARTIN COMPANY, LLC,
                                             AS AGENT FOR
                                             5/6 SKYLINE REALTY L.L.C.


By:      /s/ Robert F. Weinberg     (Seal)   By: /s/ Robert F. Weinberg   (Seal)
     -------------------------------            ---------------------------
         Robert F. Weinberg, Manager            Robert F. Weinberg, Manager


By:    /s/ Martin S. Berger         (Seal)   By: /s/ Martin S. Berger     (Seal)
     -------------------------------             --------------------------
       Martin S. Berger, Manager                 Martin S. Berger, Manager



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